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                           CONSENT OF CHARTERED ACCOUNTANTS


Board of Directors

Service Systems International Ltd.



We consent to the use of our report dated November 22, 1996 on the financial statements of UV Systems Technology Inc. as of August 31, 1996 that are included in the Form 10-SB for Service Systems International Ltd.

                                         /s/ Elliott Tulk Pryce Anderson

Vancouver, BC, Canada

July 10, 1997